UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2010
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
180 Maiden Lane
New York, New York 10038
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On December 8, 2010, American International Group, Inc. (“AIG”) entered into a Master Transaction Agreement, dated as of December 8, 2010 (the “Master Transaction Agreement”), among ALICO Holdings LLC (the “ALICO SPV”), AIA Aurora LLC (the “AIA SPV”), the Federal Reserve Bank of New York (the “FRBNY”), the United States Department of the Treasury (the “Treasury Department”) and the AIG Credit Facility Trust (the “Trust” and, collectively with AIG, the ALICO SPV, the AIA SPV, the FRBNY and the Treasury Department, the “parties”) regarding a series of integrated transactions (the “Recapitalization”) to recapitalize AIG, including the repayment of all amounts owing under the Credit Agreement, dated as of September 22, 2008 (as amended, the “FRBNY Credit Facility”), with the FRBNY. The Master Transaction Agreement supersedes the Agreement in Principle among AIG, the FRBNY, the Treasury Department and the Trust, dated as of September 30, 2010, which was included as an exhibit to AIG’s Current Report on Form 8-K filed September 30, 2010. The Master Transaction Agreement includes forms of several other agreements governing the Recapitalization. These agreements will be executed at or prior to the closing of the Recapitalization (the “Closing”).
The following description of the Recapitalization and related agreements to be entered into by the parties is qualified in its entirety by reference to the full text of the Master Transaction Agreement, including the exhibits thereto, which is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.
Recapitalization Transactions
The Recapitalization transactions, all of which are to occur substantially simultaneously at the Closing, are to be as follows.
Repayment and Termination of the FRBNY Credit Facility
At the Closing, AIG will repay to the FRBNY in cash all amounts owing under the FRBNY Credit Facility, and the FRBNY Credit Facility will be terminated. As of September 30, 2010, the total repayment amount under the FRBNY Credit Facility was approximately $20 billion. The funds for repayment are to come from the net cash proceeds from the sale in the initial public offering of 67 percent of AIA Group Limited (“AIA”) ordinary shares and the sale of American Life Insurance Company (“ALICO”), which closed on October 29, 2010 and November 1, 2010, respectively. The net cash proceeds from the initial public offering of AIA and the sale of ALICO totaled approximately $27 billion, a portion of which will be loaned to AIG (for repayment of the FRBNY Credit Facility), in the form of secured limited recourse loans, from the special purpose vehicles that hold the proceeds of the sales of AIA and ALICO (the “SPVs,” and such loans, the “SPV Intercompany Loans”). The remaining net cash proceeds of approximately $7 billion will be distributed by the SPVs to the FRBNY, in accordance with the terms of the SPVs’ limited liability company agreements.

At the time of repayment and termination of the FRBNY Credit Facility, any remaining unamortized prepaid commitment fee asset, which approximated $4.7 billion at September 30, 2010, will be written off by AIG through a net charge to earnings.
Repurchase and Exchange of the SPV Preferred Interests
AIG currently has the right to draw down up to approximately $22.3 billion under the Treasury Department’s commitment pursuant to the Securities Purchase Agreement, dated as of April 17, 2009 (such commitment, the “Treasury Department Commitment” and such agreement, the “Series F SPA”), between AIG and the Treasury Department relating to AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series F Preferred Stock”). AIG will have the right to designate up to $2 billion of the Treasury Department Commitment to be available after the Closing for general corporate purposes under a commitment relating to AIG’s Series G Cumulative Mandatory Convertible Preferred Stock, par value $5.00 per share (the “Series G Preferred Stock”), described below (the “Series G Drawdown Right”). At the Closing, AIG will draw down the full amount of the Treasury Department Commitment less any amounts designated by AIG for the Series G Drawdown Right or, if the amount to be so drawn would be in excess of the FRBNY’s preferred interests in the SPVs (the “SPV Preferred Interests”), AIG will draw down such lesser amount (the amount so drawn is called the “Series F Closing Drawdown Amount”). AIG will use the Series F Closing Drawdown Amount to repurchase all or a portion of the FRBNY’s SPV Preferred Interests corresponding to the Series F Closing Drawdown Amount (the interests so purchased, the “Transferred SPV Preferred Interests”) and transfer the Transferred SPV Preferred Interests to the Treasury Department as part of the consideration for the Series F Preferred Stock.
If at the Closing the amount of the SPV Preferred Interests is greater than the Series F Closing Drawdown Amount (after giving effect to any distribution in respect of such interests), then any SPV Preferred Interests not transferred to the Treasury Department at the Closing will continue to be held by the FRBNY and will be senior to the Transferred SPV Preferred Interests held by the Treasury Department. In addition to the proceeds from the monetization, after the Closing, of AIG’s remaining ordinary shares of AIA and the MetLife, Inc. securities received from the sale of ALICO, AIG will, subject to applicable regulatory and tax considerations, use the proceeds from any sales or dispositions of its equity interests in Nan Shan Life Insurance Company, Ltd. (“Nan Shan”), AIG Star Life Insurance Co. Ltd. (“AIG Star”) and AIG Edison Life Insurance Company (“AIG Edison”), all of which are classified as held for sale by AIG, and in International Lease Finance Corporation (“ILFC”), which is not classified as held for sale by AIG, and AIG’s and its subsidiaries’ interests in Maiden Lane II LLC (“ML II”) and Maiden Lane III LLC (“ML III”) to repay the SPV Intercompany Loans and thereby provide funds with which the SPVs may pay down the SPV Preferred Interests after the Closing.
As a result of these transactions, the SPV Preferred Interests will no longer be considered permanent equity on AIG’s balance sheet, and will be classified as redeemable noncontrolling interests in partially owned consolidated subsidiaries.

Control Rights Related to the SPV Preferred Interests
Under the Master Transaction Agreement, after the Closing, the FRBNY, so long as it holds SPV Preferred Interests, and thereafter the Treasury Department so long as it holds SPV Preferred Interests (the “Rights Holder”) will have the right, subject to existing contractual restrictions, to require AIG to dispose of its ordinary shares of AIA and the MetLife, Inc. securities AIG received from the sale of ALICO. The consent of the Rights Holder will also be required for AIG to take specified significant actions with respect to Nan Shan, AIG Star, AIG Edison and ILFC (the “Designated Entities”), including initial public offerings, sales, significant acquisitions or dispositions and incurrence of significant levels of indebtedness. If any SPV Preferred Interests are outstanding at May 1, 2013, the Rights Holder will have the right to compel the sale of all or a portion of one or more of the Designated Entities on terms that it will determine.
Guarantee of SPV Intercompany Loans
The SPV Intercompany Loans will be limited recourse loans that will be secured by AIG’s and certain subsidiaries’ pledge of their equity interests in the Designated Entities as well as the assets of the AIA SPV and the ALICO SPV, including AIG’s ordinary shares of AIA and the MetLife, Inc. securities AIG received from the sale of ALICO. The recourse on the SPV Intercompany Loans is generally limited to foreclosing on the pledged collateral, except to the extent of the fair market value of equity interests of the Designated Entities that are not able to be pledged because of regulatory or tax considerations.
Issuance of AIG’s Series G Preferred Stock
Pursuant to the Master Transaction Agreement, AIG and the Treasury Department will amend and restate the Series F SPA to provide for the issuance of 20,000 shares of Series G Preferred Stock by AIG to the Treasury Department at the Closing. The right of AIG to draw on the Treasury Department Commitment (other than the Series G Drawdown Right) will be terminated, and the outstanding shares of Series F Preferred Stock will be exchanged as described under “Exchange of AIG’s Series C, E and F Preferred Stock for AIG Common Stock” below.
The Series G Preferred Stock will initially have an aggregate liquidation preference equal to the amount of funds, if any, drawn down by AIG (such amount not to exceed $2 billion) on the Treasury Department Commitment after September 30, 2010 but before the Closing (plus an amount to reflect a dividend accrual on such draw down amount at a rate of 5 percent per annum). From the Closing until March 31, 2012, AIG may draw funds under the Series G Drawdown Right to be used for general corporate purposes, which will increase the aggregate liquidation preference of the Series G Preferred Stock by the amount of such drawdown. AIG generally may draw down funds until the aggregate liquidation preference of the Series G Preferred Stock is an amount up to the $2 billion that may be designated by AIG prior to the Closing. The Series G Drawdown Right will be subject to terms and conditions substantially similar to those in the Series F SPA.
Dividends on the Series G Preferred Stock will be payable on a cumulative basis at a rate per annum of 5 percent, compounded quarterly, of the aggregate liquidation preference of the Series G Preferred Stock and may be paid, at AIG’s option, in cash or in increases in the liquidation preference.
The available funding under the Series G Drawdown Right that may be used for general corporate purposes will be reduced by the amount of net proceeds of future AIG equity offerings. If the FRBNY continues to hold any SPV Preferred Interests when any such net proceeds are realized, then (i) an amount will be drawn down under the Series G Drawdown Right equal to the amount of such net proceeds up to $2 billion (or the total available amount under the Series G Drawdown Right or the amount of the SPV Preferred Interests then held by the FRBNY, if less), (ii) the amount drawn down will be used to purchase a corresponding amount of SPV Preferred Interests from the FRBNY, (iii) such SPV Preferred Interests will then be transferred to the Treasury Department to repay the drawdown in the same manner as at the Closing and (iv) the liquidation preference of the Series G Preferred Stock (as increased by the amount drawn down under clause (i)) will be reduced by an amount equal to such transferred SPV Preferred Interests. Proceeds from an equity offering in excess of the available funding under the Series G Drawdown Right are required to be used to pay down the liquidation preference of the Series G Preferred Stock.
AIG may not directly redeem the Series G Preferred Stock while the FRBNY continues to hold any SPV Preferred Interests, but AIG will have the right to use cash to repurchase a corresponding amount of SPV Preferred Interests from the FRBNY, which will then be transferred to the Treasury Department and will accordingly reduce the aggregate liquidation preference of the Series G Preferred Stock. If the FRBNY no longer holds SPV Preferred Interests, the Series G Preferred Stock will be redeemable at any time in cash at AIG’s option, at a redemption price equal to the liquidation preference plus accrued and unpaid dividends.
If the FRBNY continues to hold any SPV Preferred Interests on March 31, 2012, AIG will draw down all remaining available funds under the Series G Drawdown Right to the extent of the remaining aggregate amount of those SPV Preferred Interests (or the full remaining available amount, if less). Such funds will also be used to repurchase the SPV Preferred Interests to be transferred to the Treasury Department to repay the draw as described above. If, after giving effect to the foregoing, the Series G Preferred Stock has an outstanding aggregate liquidation preference on March 31, 2012, it will be converted into a number of shares of AIG common stock, par value $2.50 per share (“AIG Common Stock”), equal to the aggregate liquidation preference plus accrued and unpaid dividends divided by the lesser of $29.29 and 80 percent of the average volume weighted average price for the AIG Common Stock over the 30 trading days commencing immediately after the date the AIG Common Stock trades without the right to receive the warrants to be issued to holders of AIG Common Stock in connection with the Recapitalization (the “Warrants”), as described below.
Exchange of AIG’s Series C, E and F Preferred Stock for AIG Common Stock
At the Closing, (i) the shares of AIG’s Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share (the “Series C Preferred Stock”), held by the Trust will be exchanged for 562,868,096 shares of

AIG Common Stock, which will be distributed by the Trust to, and ultimately held by, the Treasury Department; (ii) the shares of AIG’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series E Preferred Stock”), held by the Treasury Department will be exchanged for 924,546,133 shares of AIG Common Stock; and (iii) the shares of the Series F Preferred Stock held by the Treasury Department will be exchanged for (a) the Transferred SPV Preferred Interests (as described above), (b) newly issued shares of the Series G Preferred Stock and (c) 167,623,733 shares of AIG Common Stock. After completing the Recapitalization, the Treasury Department will hold 1,655,037,962 shares of newly issued AIG Common Stock, representing ownership of approximately 92.1 percent of the AIG Common Stock that will be outstanding as of the Closing. After this share exchange and distribution has been completed, the Trust will terminate. AIG has agreed to exculpate and indemnify the trustees of the Trust post-Closing, to waive the right to amounts previously advanced to the Trust, to procure insurance to provide the trustees not less than $250 million of insurance coverage and to obtain an irrevocable standby letter of credit, reasonably acceptable to the trustees of the Trust, in the amount of $5.2 million for the purpose of indemnifying and reimbursing such trustees to the extent such costs and expenses are not covered or timely paid pursuant to AIG’s indemnity.
AIG will enter into a registration rights agreement with the Treasury Department that grants the Treasury Department registration rights with respect to the shares of AIG Common Stock issued at the Closing, including:
•	the right to participate in any registered offering of AIG Common Stock by AIG after the Closing;

•	the right to demand no more than twice in any 12-month period that AIG effect a registered marketed offering of its shares after the earlier of August 15, 2011 or the date of AIG’s completion of a primary equity offering;

•	the right to engage in at-the-market offerings; and

•	the right to approve the terms and conditions of any registered offering in which it participates until its ownership falls below 33% of AIG’s voting securities.
AIG will have the right to
•	raise up to $3 billion (and up to an additional $4 billion with the consent of the Treasury Department) by August 15, 2011 in a registered primary offering; and

•	in the case that events at AIG’s insurance subsidiaries are projected to cause the parent company’s aggregate liquidity (cash, cash equivalents and commitments of credit, but not the Treasury Commitment) to be projected to fall below $8 billion within 12 months of the date of determination that such an event at an AIG insurance subsidiary has occurred, raise the greater of $2 billion and the amount of the deficit;
Until the Treasury Department’s ownership of AIG’s voting securities falls below 33 percent, the Treasury Department will have complete control over the terms, conditions and pricing of any offering in which it participates, including any primary offering by AIG. As a result, although AIG has the right to conduct two primary offerings per year, the Treasury Department may decide to participate in those offerings, and to prevent AIG from selling any equity securities.

AIG is required to pay all expenses of any registration of shares by the Treasury Department and all underwriting discounts and commissions up to one percent incurred by the Treasury Department.
The issuance of AIG Common Stock in connection with the exchange for the Series C Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock will significantly affect the determination of net income attributable to common shareholders and the weighted average shares outstanding, both of which are used to compute earnings per share.
Issuance to AIG’s Common Shareholders of Warrants to Purchase AIG Common Stock
Shortly after the Closing, AIG will issue to the holders of record of AIG Common Stock immediately prior to the Closing, by means of a dividend, 10-year Warrants to purchase up to 75 million shares of AIG Common Stock in the aggregate at an exercise price of $45.00 per share. None of the Trust, the Treasury Department or the FRBNY will receive Warrants.
The Treasury Department’s Outstanding Warrants
The outstanding warrants currently held by the Treasury Department will remain outstanding following the Recapitalization, but no adjustment will be made to the terms of the warrants as a result of the Recapitalization.
Conditions to Closing of the Recapitalization
Among other closing conditions, it is a condition to the Closing that the FRBNY will not hold SPV Preferred Interests with an aggregate liquidation preference in excess of $2 billion immediately after the Closing. Additionally, the financial condition of AIG and certain of its key subsidiaries, taking into account the Recapitalization and the credit rating profiles of such entities, must be reasonably acceptable to the parties and AIG must have in place at the Closing third-party financing commitments that are reasonably acceptable to AIG, the Treasury Department and the FRBNY. Further, AIG must have achieved its year-end 2010 targets for the de-risking of AIG Financial Products Corp., and the trustees of the Trust must be reasonably satisfied with the insurance and indemnification arrangements provided to them in connection with the Recapitalization. The Closing may also be subject to regulatory approvals in certain jurisdictions. Any of the parties may terminate the Master Transaction Agreement if the Recapitalization is not completed by March 15, 2011.
Risk Factors
Execution of Recapitalization
The closing of the Recapitalization is subject to various risks and uncertainties. Even though the Master Transaction Agreement has been executed, numerous factors, many of which are outside of AIG’s control, could impair its ability to implement or complete the Recapitalization. In particular, AIG’s ability to effect the Recapitalization will be subject to a number of conditions, including regulatory approvals, third-party approvals and satisfactory rating profiles from rating agencies. The Recapitalization could be adversely affected by, among other things:
•	an inability to secure third-party financing commitments;

•	declines in AIG asset values or deterioration in its businesses; and

•	an inability to obtain necessary regulatory approvals or third-party consents for the proposed transactions.
No assurance can be given that AIG will be able to meet the conditions to the completion of the Recapitalization or to otherwise successfully implement the Recapitalization.
The complexity of executing the Recapitalization, combined with the challenges of operating its businesses in the current environment, could place further stress on AIG’s internal controls, increase its costs and divert the attention of its management and employees from their normal duties, all of which may adversely affect AIG’s business, both in terms of operations and ability to focus on and retain customers.
If AIG is not able to complete the Recapitalization, it is unclear how AIG’s businesses, operations and liquidity will be affected. A failure to complete the Recapitalization could result in, among other things, a reduced level of support from the U.S. government, ratings downgrades, inability to access the capital markets and a loss in confidence in AIG by customers. As a result, a failure to complete the Recapitalization could have a material adverse effect on AIG’s businesses, operations and liquidity.
Change of Control
The issuance of the shares of AIG Common Stock to the Treasury Department may have adverse consequences for AIG and its subsidiaries with regulators and contract counterparties. The issuance of the shares of AIG Common Stock to the Treasury Department may result in a change of control of AIG. A change of control of AIG triggers notice, approval and/or other regulatory requirements in many of the more than 130 countries and jurisdictions in which AIG and its subsidiaries operate. In light of the large number of jurisdictions in which AIG and its subsidiaries operate and the complexity of assessing and addressing the regulatory requirements in each of the relevant jurisdictions, AIG may be unable to obtain all regulatory consents or approvals that may be required in connection with the Recapitalization.
AIG and its subsidiaries are also parties to various contracts and other agreements that may be affected by a change of control of AIG.
Controlling Shareholder
As a result of the issuance of the shares of AIG Common Stock to the Treasury Department, the Treasury Department will become AIG’s controlling stockholder. Upon completion of the Recapitalization, the Treasury

Department will be able, to the extent permitted by law, to control a vote of AIG shareholders on substantially all matters, including:
•	approval of mergers or other business combinations;

•	a sale of all or substantially all of AIG’s assets;

•	issuance of any additional AIG Common Stock or other equity securities; and

•	other matters that might be favorable to the Treasury Department, but not to AIG’s other shareholders.
Moreover, the Treasury Department’s ability to cause or prevent a change in control of AIG could also have an adverse effect on the market price of AIG Common Stock.
The Treasury Department may also, subject to applicable securities laws, transfer all, or a portion of, the AIG Common Stock to another person or entity and, in the event of such a transfer, that person or entity could become AIG’s controlling shareholder. The Treasury Department’s rights under the registration rights agreement described above may be assigned to any person purchasing over $500 million of AIG Common Stock.
Possible future sales of AIG Common Stock by the Treasury Department could adversely affect the market for AIG Common Stock. AIG has granted the Treasury Department the registration rights described above. Although AIG can make no prediction as to the effect, if any, that sales by the Treasury Department would have on the market price of AIG Common Stock, sales of substantial amounts of AIG Common Stock, or the perception that such sales could occur, could adversely affect the market price of AIG Common Stock.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Master Transaction Agreement, dated as of December 8, 2010, among American International Group, Inc., ALICO Holdings LLC, AIA Aurora LLC, the Federal Reserve Bank of New York, the United States Department of the Treasury and the AIG Credit Facility Trust.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: December 8, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Transaction Agreement, dated as of December 8, 2010, among American International Group, Inc., ALICO Holdings LLC, AIA Aurora LLC, the Federal Reserve Bank of New York, the United States Department of the Treasury and the AIG Credit Facility Trust.